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                                                                    EXHIBIT 99.1

                       (UNIVERSAL COMPRESSION LETTERHEAD)


FOR IMMEDIATE RELEASE
THURSDAY, MAY 15, 2003

       UNIVERSAL COMPRESSION ANNOUNCES $175 MILLION PRIVATE DEBT OFFERING

HOUSTON, TX - May 15, 2003 - Universal Compression, Inc. ("UCI"), a wholly-owned subsidiary of Universal Compression Holdings, Inc. (NYSE:UCO), announced today that it proposes to make a private placement of $175 million principal amount of Senior Notes due 2010. The net proceeds of the offering, together with other funds, will be used to pay the purchase price of UCI's outstanding 9-7/8% senior discount notes purchased pursuant to a tender offer therefor being made by UCI or the redemption price of any 9-7/8% notes subsequently redeemed. The proposed new Senior Notes will not be registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.

Statements about Universal's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal's control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the demand for Universal's products and services and worldwide economic and political conditions. These and other risk factors are discussed in Universal's filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.


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